                                                                   EXHIBIT 10(e)


                                                                June 4, 1999

Kollmorgen Corporation
1601 Trapello Road
Waltham, MA  02154
Attention:  Robert Cobuzzi
            Chief Financial Officer

Re:  Money Market Lending Arrangement
     --------------------------------

Ladies and Gentlemen:

     BankBoston, N.A. (the "Bank") is pleased to make available to Kollmorgen Corporation (the "Borrower") a $10,000,000 demand, discretionary revolving credit facility on the following terms and conditions:

     1.  Revolving Credit Facility.  This revolving credit facility shall
         -------------------------
commence on the date hereof and expire on April 30, 2000 (the "Termination Date"). Subject to the terms and conditions hereof, the Bank, may, in its discretion, make revolving loans ("Loans") to the Borrower from time to time until the close of business on the Termination Date, in such amounts as the Borrower may request, provided that the minimum amount of each such Loan shall
                      --------
be not less than $250,000 and integral multiples in excess thereof, and the aggregate amount of all advances outstanding at any time shall not exceed $10,000,000. The Borrower may request Loans by notifying the Bank not later than 11:00 a.m. on any business day on which a "Fixed Rate Loan" is to be made, specifying the effective date and amount of each such Loan. If the Bank is then willing to lend to the Borrower, the Bank will make each requested Loan by crediting the proceeds thereof to the demand deposit account of the Borrower maintained with the Bank.

     2.  Evidence of Indebtedness.  All Loans will be evidenced by a promissory
         ------------------------
note in the form attached hereto as Exhibit A (the "Note").  The Borrower hereby
                                    ---------
authorizes the Bank to record each Loan and the corresponding information on its book and records, and, absent manifest error, this record shall be conclusive and binding.

     3.   Interest Rates. The Loans shall bear interest at the Bank's quoted
          --------------
fixed rates (each a "Fixed Rate Loan") for the amounts and for the interest periods requested up to 90 days (but not to extend beyond the Termination Date), it being understood that the Bank is under no obligation to quote such rates and from time to time may not quote rates on some or all maturities. All of such interest will be payable at the end of each applicable interest period and when the applicable Loan is repaid in full (whether on demand, by prepayment, acceleration or otherwise). All such interest will be computed on the basis of a 360-day year and paid for the actual number of days elapsed including holidays and days on which the Bank is not open for the conduct of banking business.

     4.   Borrowing and Interest Rate Procedure.  Requests for Loans from time
          -------------------------------------
to time shall be made pursuant to a notice by telephone or facsimile transmission (promptly confirmed in writing in the form attached to this Letter Agreement). The Borrower may request interest periods to be applicable to any Fixed Rate Loans of up to 90 days; and no Fixed Rate Loan shall have an interest period that extends beyond the Termination Date. If prior to the end of any interest period the Bank is willing to continue such Loan but does not receive a notice of election of interest period to be applicable for a subsequent period within the applicable time limits specified above, or if, when such notice must be given an event of default exists under the Note, the Fixed Rate Loans shall be converted to Loans bearing the Bank's base rate on the last day of such interest period.

     5.   Payments and Prepayment.  All Loans shall be payable on demand or, if
          -----------------------
demand is not earlier made, on the Termination Date. The Borrower may voluntarily prepay any Loans, in whole or in part, at any time and without prepayment penalties; provided that if the Borrower shall prepay any Fixed Rate
                      --------
Loan prior to the last day of the then applicable interest period, the Borrower shall reimburse the Bank for any resulting loss or expense incurred by it as a result of such prepayment, including without limitation any loss reasonably incurred in obtaining, liquidating or employing of deposits from third parties. The Borrower shall pay the amount of such loss or expense upon presentation of a statement in the amount thereof, which statement shall be deemed true and correct absent manifest error. Any interest accrued on the amounts prepaid to the date of such prepayment must be paid at the time of any such prepayment. Prior to the Termination Date, if the Bank shall then be willing to make Loans to the Borrower, any amounts prepaid may be reborrowed.

     All payments and prepayments of principal and all other amounts payable hereunder shall be made by the Borrower to the Bank at its head office in immediately available lawful currency of the United States, on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and the Borrower hereby authorizes the Bank to, debit the amount of any payment not made by such time to the demand deposit account of the Borrower with the Bank.

     6.  Use of Funds.  Proceeds of Loans may be used solely for general
         ------------
corporate purposes. No portion of any Loan shall be used for the purpose of "purchasing" or "carrying" "margin stock", as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System.

     7.   Availability of Loans.  The availability of Loans under this facility
          ---------------------
is subject to receipt by the Bank of the following:

         (a) in the case of the initial Loan under this credit facility, receipt by the Bank of the following:

              (i) the enclosed copy of this Letter Agreement and the Note, duly executed by the Borrower;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of the Board of Directors authorizing the execution and delivery of the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Loan Documents, and providing specimen signatures of such officers;

              (iii) such other documentation as the Bank may request; and


         (b)  in the case of each Loan under this credit facility,

              (i) the representations and warranties contained in Section 8 shall be true and accurate in all material respects on and as of the date of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no default under this Letter Agreement or the Note shall have occurred and be continuing, or would result from such Loan; and there shall have occurred no material adverse change in the assets, liabilities, financial condition, business or prospects of the Borrower, as determined by the Bank acting in good faith;

              (ii) the resolutions referred to in clause (a)(ii) shall remain in full force and effect; and

              (iii) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Loans hereunder.

The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making of such Loan as to the accuracy of the facts referred to in clause (b) above.

     8.  Representations and Warranties.  To induce the Bank to make Loans
         ------------------------------
hereunder, the Borrower represents and warrants that:

         (a) it is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own its property and conduct its business as is now conducted and is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification except where the failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower;

         (b) the execution, delivery and performance of this Letter Agreement and the Note and the transactions contemplated hereby and thereby: (i) are within the Borrower's corporate power and authority; (ii) have been authorized by all necessary corporate proceedings; (iii) do not require the consent or approval of the shareholders of the Borrower, any governmental authority or any other party; (iv) will not contravene any provision of the charter documents of the Borrower, or any law, rule or regulation applicable to the Borrower; and (v) will not constitute a default under any other agreement, order or undertaking binding on the Borrower;

         (c) this Letter Agreement and the Note constitute the legal, valid, binding and enforceable obligations of the Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

         (d) there is no litigation, proceeding or investigation pending, or, to the best of the Borrower's knowledge after due inquiry, threatened, against the Borrower which, if adversely determined, would result in a material judgment not substantially covered by insurance or would otherwise have a material adverse effect on the assets, business or prospects of the Borrower;

         (e) all financial statements previously furnished to the Bank by the Borrower were prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal period then ended. Since the date of such statements, there has been no change in the assets, liabilities, financial condition or business of the Borrower other than in the ordinary course of business; and

         (f) the Borrower has good and marketable title to all its respective properties, assets and rights of every name and nature purported to be owned by it.

     9.  Notices.  All notices hereunder shall be in writing and shall be deemed
         -------
to have been duly made or given when delivered by hand, when properly deposited in the mail postage prepaid, when sent by facsimile or when delivered to overnight courier addressed as follows: if to the Bank at: BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Harvey H. Thayer, Jr. - Mailstop 01-10-02 and if to the Borrower at the address specified above,
Attention: Chief Financial Officer, or such other address as either party directs the other in writing.

     10.  Expenses.  The Borrower shall pay on demand all reasonable expenses of
          --------
the Bank in connection with the preparation, negotiation and closing of this Letter Agreement and the Note and all reasonable expenses of the Bank in connection with the amendment, waiver, default or collection of the Borrower's obligations to the Bank or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses; and the amount of all such expenses shall, until paid, bear interest at the rate applicable to the Loans (including any default rate).

     11. Assignment.  The Borrower shall not sell, transfer, or assign any of
         ----------
its interest in this Agreement without the prior written consent of the Bank. The Bank may sell or transfer its interests hereunder or grant participations therein, without the prior written consent of the Borrower. In the case of any such participation, the Borrower agrees that any such participant shall be entitled to the benefits of Sections 6 and 12 hereof to the same extent as if such participant were the Bank hereunder; provided the Borrower may, for all
                                          --------
purposes of this Letter Agreement, treat the Bank as the person entitled to exercise all rights hereunder and to receive all payments with respect thereto.

     12. Setoff.  As more fully set forth in the Note, and regardless of the
         ------
adequacy of any collateral, any amounts owing from the Bank to the Borrower, including deposits (general or special, time or demand, provisional or final), may, at any time, be set off against the obligations of the Borrower to the Bank.

     13. Waivers.  The Borrower waives presentment, demand, notice of dishonor,
         -------
protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Letter Agreement or the Note. No delay or omission on the part of the Bank in exercising any right hereunder or under the Note shall operate as a waiver of such right or of any other right hereunder or thereunder. No waiver of any right shall be effective unless in writing and signed by the Bank nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion.

     14. Miscellaneous.  This Letter Agreement may be executed in one or more
         -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Letter Agreement shall be deemed to be a contract executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof.

     If the foregoing satisfactorily sets forth the terms and conditions of this revolving credit facility, please execute and return the enclosed copy of this Letter Agreement and enclosed promissory note. We are pleased to provide this revolving credit facility and look forward to working with you.

                                          Sincerely,

                                          BANKBOSTON, N.A.


                                          By:
                                             --------------------------
                                               Its Authorized Officer

Acknowledged and accepted:

Kollmorgen Corporation


By:
   --------------------------
     Title:

                           COMMERCIAL PROMISSORY NOTE


$10,000,000.00                                                          Boston,
Massachusetts
                                                                   June 30, 1999


     ON DEMAND, FOR VALUE RECEIVED, the undersigned promise(s) to pay to the order of BANKBOSTON, N.A. (together with any successors or assigns, the "Bank"), a national banking association with its Head Office at 100 Federal Street, Boston, Massachusetts 02110, the principal amount of Ten MILLION and no/100 DOLLARS ($10,000,000.00), or, if less, the aggregate principal amount advanced to the undersigned by the Bank under this Note and unpaid on the date of demand (or, if demand is not earlier made, on the "Termination Date" described in that certain Letter Agreement of even date (the "Letter Agreement") between the undersigned and the Bank), with interest thereon at a per annum rate equal to the Fixed Rate, as described in the Letter Agreement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed including holidays and days on which the Bank is not open for the conduct of banking business, and shall be paid on the dates and in the manner described in the Letter Agreement.

SECTION 1.  PAYMENT TERMS.

   1.1 PAYMENTS; PREPAYMENTS. All payments hereunder shall be made by the undersigned to the Bank in United States currency at the Bank's address specified above (or at such other address as the Bank may specify), in immediately available funds, on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof. Payments received by the Bank prior to the occurrence of an Event of Default (as defined in Section 2) will be applied first to fees,
                                                                 -----
expenses and other amounts due hereunder (excluding principal and interest);

second, to accrued interest; and third to outstanding principal; after the
------                           -----
occurrence of an Event of Default, payments will be applied to the Obligations under this Note as the Bank determines in its sole discretion. The undersigned may from time to time pay all or a portion of the amount owed earlier than it is due, without premium or other charge.

   1.2 DEFAULT RATE. To the extent permitted by applicable law, upon and after the occurrence of an Event of Default (whether or not the Bank has accelerated payment of this Note), interest on principal and overdue interest shall, at the option of the Bank, be payable on demand at a rate per annum equal to 2% above the greater of the rate of interest otherwise payable hereunder or the rate announced from time to time by the Bank at its Head Office as its base rate.

   1.3 DEPOSIT ACCOUNT. The undersigned shall maintain with the Bank a commercial demand deposit account. The undersigned requests and authorizes the Bank to debit such account for amounts due hereunder on each date such amounts become due. The undersigned shall maintain sufficient collected balances in this account to pay any such amounts as they become due.

SECTION 2.  DEFAULTS AND REMEDIES.

   2.1 DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default" hereunder:

       (a) (i) default in the payment when due of the principal of or interest on this Note, or (ii) any other default in the payment or performance of this Note or of any other Obligation, or (iii) default in the payment or performance of any obligation of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation or under any lease;

       (b) failure of any representation or warranty herein or in any agreement, instrument, document or financial statement delivered to the Bank in connection herewith to be true and correct in any material respect upon the date when made or deemed to have been made or repeated;

       (c) default or breach of any condition under any mortgage, security agreement, assignment of lease, or other agreement securing, constituting or otherwise relating to any collateral for the Obligations;

       (d) failure to furnish the Bank promptly on request with financial information about, or to permit inspection by the Bank of any books, records and properties of, any Obligor;

       (e) merger, consolidation, sale of all or substantially all of the assets or change in control of any Obligor; or

       (f) any Obligor generally not paying its debts as they become due; the dissolution, termination of existence or insolvency of any Obligor; the appointment of a trustee, receiver, custodian, liquidator or other similar official for such Obligor or any substantial part of its property or the assignment for the benefit of creditors by any Obligor; or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any Obligor.

   As used herein, "Obligation" means any obligation hereunder, under the Letter Agreement, or otherwise of any Obligor to the Bank or to any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and "Obligor" means the undersigned, any guarantor or any other person primarily or secondarily liable hereunder or in respect hereof, including any person or entity who has pledged or granted to the Bank a security interest in, or other lien on, property on behalf of the undersigned as collateral for the Obligations.

   2.2 REMEDIES. Upon an Event of Default described in Section 2.1(f) immediately and automatically, and upon or after the occurrence of any other Event of Default at the option of the Bank, all Obligations of the undersigned shall become immediately due and payable without notice or demand. All rights and remedies of the Bank are cumulative and are exclusive of any rights or remedies provided by law or in equity or any other agreement, and may be exercised separately or concurrently.

SECTION 3.  MISCELLANEOUS.

   3.1 WAIVER; AMENDMENT. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or any amendment hereto shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive the exercise of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Bank of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. Each Obligor waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or of any collateral for the Obligations, and assents to any extensions or postponements of the time of payment and to any other indulgences under this Note or with respect to any such collateral, to any substitutions, exchanges or releases of any such collateral, and to any additions or releases of any other parties or persons primarily or secondarily liable hereunder, that from time to time may be granted by the Bank in connection herewith.

   3.2 SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized at any time and from time to time, without notice to the undersigned (any such notice being expressly waived by the undersigned) and to the fullest extent permitted by law, to set off and apply any amounts owing from the Bank to the Borrower, including deposits (general or special, time or demand, provisional or final) against the Obligations of the undersigned, although such Obligations may be contingent or unmatured.

   3.3 TAXES. The undersigned agrees to indemnify the Bank and hold it harmless from and against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, and performance of this Note or any collateral for the Obligations.

   3.4 BANK RECORDS. The entries on the records of the Bank (including any appearing on this Note) shall be conclusive evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon, absent manifest error.

   3.5 GOVERNING LAW; CONSENT TO JURISDICTION. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its conflicts of law rules. The undersigned agrees that any suit for the enforcement of this Note may be brought in the courts of such state or any Federal Court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the undersigned by mail at the address specified below. The undersigned hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

   3.6 SEVERABILITY; AUTHORIZATION TO COMPLETE; PARAGRAPH HEADINGS. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Bank is hereby authorized, without further notice, to fill in any blank spaces on this Note, and to date this Note as of the date funds are first advanced hereunder. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

   3.7 JURY WAIVER. THE BANK (BY ITS ACCEPTANCE OF THIS NOTE) AND THE UNDERSIGNED AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE UNDERSIGNED HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


     IN WITNESS WHEREOF, the undersigned has caused its duly authorized representative to execute this Note as of the date and year first above written.


KOLLMORGEN CORPORATION

                                               By:
                                                  --------------------------
                                                    Its:
                                                        --------------------


                                               Address:
                                               1601 Trapello Road
                                               Waltham, Massachusetts  02154